UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2010

Touchstone Mining Limited
(Exact name of registrant as specified in its charter)

Nevada	333-130696	98-0468420

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11923 SW 37 Terrace
Miami, Florida 33175
 (305) 667-9456
(Address and telephone number of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2010, Nanuk Warman resigned as director, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of Touchstone Mining Limited (the “Company”) effective immediately.  Mr. Warman did not have any disagreement with us on any matter relating to our operations, policies or practices.

On September 24, 2010, our Board of Directors voted to appoint Ronald Asirwatham as a director and as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company, effective immediately.

Since 2002 to the present, Mr. Asirwatham has been a private investor.  In 1976, Mr. Asirwatham joined Ronalds Tea Company, a large southeast Asian distributor of tea to Asia and the Middle East, where he served as the company’s Chairman and CEO from 1984 until 2002.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Touchstone Mining Limited

Date: September 30, 2010	By:	/s/ Ronald Asirwatham
Ronald Asirwatham, Chief Executive Officer